SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 6. 1999



                              PIEMONTE FOODS, INC..
             (Exact name of registrant as specified in its charter)


South Carolina                     0-15696                         57-0626121
(State or other                  (Commission                     (IRS Employer
jurisdiction of                  File Number)                    Identification
incorporation)                                                        No.)


                               400 Augusta Street
                        Greenville, South Carolina 29601
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (864) 242-0424



  (Former name or former address, if changed since last report): Not applicable

Item 5.  Other Events

     On August 6, 1999, First Union National Bank ("First Union"), the Company's lender, filed suit against the Company and its subsidiaries in the Court of Common Pleas in the County of Greenville, South Carolina seeking immediate seizure of collateral securing its Notes from the Company and seeking judgment against the Company in the amount of $1,931,355. The collateral securing First Union's Notes consists of all of the Company's assets.

     The value of the assets securing First Union's Notes is substantially less than the amount of the indebtedness; therefore, there is no possibility of realizing any funds for either creditors of the Company or its shareholders. The Company will seek to obtain a release of sufficient funds from First Union to continue to meet current payroll for employees. The Company will also cooperate with First Union in the pending litigation so that the employees of the Company might continue their employment with any other company that might purchase the Company's assets. Accordingly, the Company intends to enter into a Consent Order with First Union providing for judgment against it and its subsidiaries and agreeing to the relief sought by First Union, allowing First Union to dispose of the collateral and at the same time allowing the Company to operate its business while seeking a purchaser of the assets of the Company.

     The Company will cease all operations after such sale or, in any event, after August 31, 1999.

Item 7.  Financial Statements and Exhibits
         (a) Financial statements of businesses acquired:
                  Not applicable.
         (b) Pro forma financial information:
                  Not applicable.
         (c) Exhibits
                  Exhibit No.       Description
                  99.1              Press release dated August 25, 1999

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 25, 1999


                                          PIEMONTE FOODS, INC.


                                          By:

                                          Name:

                                          Title:  _

                                  Exhibit Index

The following exhibit is filed herewith:


Exhibit No.                         Description

99.1                                Press release dated August 6, 1999